June 2024

Preliminary Pricing Supplement No. 2,780

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 27, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for participation securities and prospectus, as supplemented or modified by this document. At maturity, if the underlying stock has appreciated in value, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the underlying stock, subject to the maximum payment at maturity. If the underlying stock has depreciated in value, but the underlying stock has not declined by more than the specified buffer amount, the Buffered Securities will redeem for par. However, if the underlying stock has declined by more than the buffer amount, investors will lose 1.1765% for every 1% decline beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered Securities. Accordingly, you could lose your entire initial investment in the Buffered Securities. The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the buffer feature that applies to a limited range of performance of the underlying stock. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Summary Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	July 17, 2025
Underlying stock:

Taiwan Semiconductor Manufacturing Company Limited American depositary shares (“ADSs”), each Taiwan Semiconductor ADS representing five Taiwan Semiconductor Manufacturing Company Limited common shares (the “TSM Stock”)

Aggregate principal amount:	$
Payment at maturity per Buffered Security:

If the final share price is greater than the initial share price:

$1,000 + upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 15%:

$1,000

If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 15%:

$1,000 + [$1,000 × (share percent change + 15%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and could be zero.

Upside payment:	$1,000 × share percent change
Downside factor:	1.1765
Share percent change:	(final share price – initial share price) / initial share price
Initial share price:	, which is the share closing price on the pricing date
Final share price:	The share closing price on the valuation date multiplied by the adjustment factor on such date
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Valuation date:	July 14, 2025, subject to postponement for non-trading days and certain market disruption events
Buffer amount:

15%. As a result of the buffer amount of 15%, the price at or above which the underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities is , which is 85% of the initial share price.

Minimum payment at maturity:	None
Maximum payment at maturity:	$1,422.50 per Buffered Security (142.25% of the stated principal amount)
Stated principal amount:	$1,000 per Buffered Security
Issue price:	$1,000 per Buffered Security (see “Commissions and issue price” below)
Pricing date:	June 27, 2024
Original issue date:	July 2, 2024 (3 business days after the pricing date)
CUSIP:	61776MUH6
ISIN:	US61776MUH68
Listing:	The Buffered Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $981.10 per Buffered Security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered Security	$1,000	$10	$990
Total	$	$	$

(1)J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the Buffered Securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $10 per $1,000 stated principal amount of the Buffered Securities.

(2)Please see “Supplemental information regarding plan of distribution; conflicts of interest” in this preliminary pricing supplement for information about fees and commissions.

(3)See “Use of proceeds and hedging” on page 18.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley

Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

Investment Summary

Buffered Participation Securities

Principal at Risk Securities

The Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025 (the “Buffered Securities”) can be used:

￭To achieve similar levels of upside exposure to the underlying stock as a direct investment, subject to the maximum payment at maturity

￭To obtain a buffer against a specified level of negative performance in the underlying stock

Maturity:	Approximately 54 weeks
Maximum payment at maturity:	$1,422.50 per Buffered Security (142.25% of the stated principal amount)
Buffer amount:	15%
Downside factor:	1.1765
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered Securities.
Coupon:	None

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $1,000. We estimate that the value of each Buffered Security on the pricing date will be approximately $981.10, or within $25.00 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the maximum payment at maturity, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 2

Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer upside exposure to the underlying stock, subject to the maximum payment at maturity, while providing limited protection against negative performance of the underlying stock. Once the underlying stock has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying stock. At maturity, if the underlying stock has appreciated, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the share percent change, subject to the maximum payment at maturity. At maturity, if the underlying stock has depreciated and (i) if the final share price of the underlying stock has not declined from the initial share price by more than the specified buffer amount, the Buffered Securities will redeem for par, or (ii) if the final share price of the underlying stock has declined by more than the buffer amount, the investor will lose 1.1765% for every 1% decline beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered Securities. Accordingly, you could lose your entire initial investment in the Buffered Securities.

Upside Scenario

The underlying stock increases in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the share percent change, subject to the maximum payment at maturity of $1,422.50 per Buffered Security (142.25% of the stated principal amount).

Par Scenario	The underlying stock declines in value by no more than 15%, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000.
Downside Scenario

The underlying stock declines in value by more than 15%, and, at maturity, the Buffered Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount of 15% multiplied by the downside factor of 1.1765. (Example: if the underlying stock decreases in value by 32%, the Buffered Securities will redeem for $800, or 80% of the stated principal amount.) There is no minimum payment at maturity on the Buffered Securities, and you could lose your entire investment.

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Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

How the Buffered Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Downside factor:	1.1765
Buffer amount:	15%
Maximum payment at maturity:	$1,422.50 per Buffered Security (142.25% of the stated principal amount)
Minimum payment at maturity:	None
Buffered Securities Payoff Diagram

The Underlying Stock
The Buffered Securities
Payment at Maturity on the Buffered Securities
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000 Stated Principal Amount
Buffer Zone
$1,422.50 Maximum Payment at Maturity
-100%
-80%
-60%
-40%
-20%
-15%
0%
20%
40%
42.25%
60%
80%
100%
Percentage Change in the Final Share Price

How it works

￭Upside Scenario. If the final share price is greater than the initial share price, investors will receive the $1,000 stated principal amount plus 100% of the appreciation of the underlying stock over the term of the Buffered Securities, subject to the maximum payment at maturity. Under the terms of the Buffered Securities, an investor will realize the maximum payment at maturity of $1,422.50 per Buffered Security (142.25% of the stated principal amount) at a final share price of 142.25% of the initial share price.

￭If the underlying stock appreciates 2%, investors will receive a 2% return, or $1,020 per Buffered Security.

￭If the underlying stock appreciates 105%, the investor would receive only the maximum payment at maturity of $1,422.50 per Buffered Security, or 142.25% of the stated principal amount.

￭Par Scenario. If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 15%, investors will receive the stated principal amount of $1,000 per Buffered Security.

￭If the underlying stock depreciates 5%, investors will receive the $1,000 stated principal amount.

￭Downside Scenario. If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 15%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease beyond the buffer amount of 15% multiplied by the downside factor of 1.1765.

￭For example, if the underlying stock depreciates 32%, investors would lose 20% of their principal and receive only $800 per Buffered Security at maturity, or 80% of the stated principal amount.

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Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest or guarantee the return of any of your principal. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest, and do not guarantee the return of principal at maturity. If the final share price is less than 85% of the initial share price, you will receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the share closing price of the underlying stock below 85% of the initial share price multiplied by the downside factor of 1.1765. As there is no minimum payment at maturity on the Buffered Securities, you could lose your entire initial investment.

￭The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum payment at maturity of $1,422.50 per Buffered Security, or 142.25% of the stated principal amount. Investors will not participate in any further appreciation of the underlying stock, which may be significant.

￭The market price of the Buffered Securities will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market. Some factors that may influence the value of the Buffered Securities include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying stock,

odividend rates on the underlying stock,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the price of the underlying stock,

othe time remaining until the Buffered Securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered Securities will be affected by the other factors described above. The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Taiwan Semiconductor Manufacturing Company Limited Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated

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Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered Securities is not linked to the price of the underlying stock at any time other than the valuation date. The final share price will be based on the share closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying stock appreciates prior to the valuation date but then drops by the valuation date by more than 15% of the initial share price, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the underlying stock prior to such drop. Although the actual price of the underlying stock on the stated maturity date or at other times during the term of the Buffered Securities may be higher than the share closing price on the valuation date, the payment at maturity will be based solely on the share closing price on the valuation date.

￭Investing in the Buffered Securities is not equivalent to investing in the underlying stock. Investing in the Buffered Securities is not equivalent to investing in the underlying stock. As an investor in the Buffered Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock. As a result, any return on the Buffered Securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered Securities will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co.

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Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial share price and the final share price, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlying stock), including trading in the underlying stock as well as in other instruments related to the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the price at or above which the underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities. Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the share closing price of the underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered Securities are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered Securities, the tax consequences of the ownership and disposition of the Buffered Securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered Securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stock

￭No affiliation with Taiwan Semiconductor Manufacturing Company Limited. Taiwan Semiconductor Manufacturing Company Limited is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Buffered Securities. We have not made any due diligence inquiry with respect to Taiwan Semiconductor Manufacturing Company Limited in connection with this offering.

￭We may engage in business with or involving Taiwan Semiconductor Manufacturing Company Limited without regard to your interests. We or our affiliates may presently or from time to time engage in business with Taiwan Semiconductor Manufacturing Company Limited without regard to your interests and thus may acquire non-public information about Taiwan Semiconductor Manufacturing Company Limited. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Taiwan Semiconductor Manufacturing Company Limited, which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment

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Morgan Stanley Finance LLC

Buffered Participation Securities with Downside Factor Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due July 17, 2025

Principal at Risk Securities

for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the valuation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the Buffered Securities and your return on the Buffered Securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the market price of the Buffered Securities. For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price to be less than 85% of the respective initial share price (resulting in a loss of a significant portion or all of your investment in the Buffered Securities), materially and adversely affecting your return.

￭There are risks associated with investments in Buffered Securities linked to the value of equity securities issued by foreign (and emerging market) companies. The underlying stock is issued by a foreign company. Investments in Buffered Securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited have been issued by a company in an emerging market country, which poses further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares are subject to currency exchange rate risk. As Taiwan Semiconductor Manufacturing Company Limited has its main operations in Taiwan and derives its revenues in New Taiwan dollars, fluctuations in the exchange rate between the New Taiwan dollar and the U.S. dollar may affect the market price of the Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares, which may consequently affect the market value of the securities. The exchange rate between the New Taiwan dollar and the U.S. dollar is managed by the Taiwanese government with reference to a basket of currencies and is based on a daily poll of onshore market dealers and other undisclosed factors. The Central Bank of the Republic of China, the monetary authority in Taiwan, sets the spot rate of the New Taiwan dollar, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the New Taiwan dollar/U.S. dollar exchange rate. In the future, the Taiwanese government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of the New Taiwan dollar in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in Taiwan, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the New Taiwan dollar by the Central Bank of the Republic of China could result in significant movement in the value of the New Taiwan dollar. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Taiwan and the United States, including economic and political developments in other countries. The value of Taiwan Semiconductor Manufacturing Company Limited American Depositary Shares and thus the value of the securities as well as the payment at maturity or upon an automatic call may be affected by the actions of the Taiwanese government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

￭There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of a foreign company. The underlying stock is the ADSs of Taiwan Semiconductor Manufacturing Company Limited and not the common shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding common shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of common shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders

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of ADSs and holders of the corresponding common shares may be significant and may materially and adversely affect the value of the Buffered Securities.

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Taiwan Semiconductor Manufacturing Company Limited Overview

Taiwan Semiconductor Manufacturing Company Limited is a foundry that manufactures semiconductors using its manufacturing processes based on proprietary integrated circuit designs. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Taiwan Semiconductor Manufacturing Company Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14700 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Taiwan Semiconductor Manufacturing Company Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on June 26, 2024:

Bloomberg Ticker Symbol:	TSM
Exchange:	NYSE
Current Stock Price:	$172.07
52 Weeks Ago:	$100.11
52 Week High (on 6/18/2024):	$179.69
52 Week Low (on 9/26/2023):	$84.29
Current Dividend Yield:	1.43%

The following table sets forth the published high and low share closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2021 through June 26, 2024. The share closing price of the underlying stock on June 26, 2024 was $172.07. The associated graph shows the share closing prices of the underlying stock for each day from January 1, 2019 through June 26, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the share closing price of the underlying stock on the valuation date.

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited (CUSIP 874039100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	140.05	108.96	0.347478
Second Quarter	124.80	108.21	0.352025
Third Quarter	124.70	108.12	0.388084
Fourth Quarter	124.75	109.02	0.392615
2022
First Quarter	140.66	99.29	0.375734
Second Quarter	104.79	81.75	0.364647
Third Quarter	91.57	68.56	0.343565
Fourth Quarter	82.98	60.28	0.353366
2023
First Quarter	97.96	74.03	0.356346
Second Quarter	107.41	82.25	0.3468
Third Quarter	105.57	84.29	0.367441
Fourth Quarter	104.70	85.41	0.381765
2024
First Quarter	149.20	99.13	0.431022
Second Quarter (through June 26, 2024)	179.69	127.70	-

We make no representation as to the amount of dividends, if any, that Taiwan Semiconductor Manufacturing Company Limited may pay in the future. In any event, as an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited.

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American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited – Daily Share Closing Prices January 1, 2019 to June 26, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the underlying stock or other securities of Taiwan Semiconductor Manufacturing Company Limited. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Taiwan Semiconductor Manufacturing Company Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Taiwan Semiconductor Manufacturing Company Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Taiwan Semiconductor Manufacturing Company Limited could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Terms of the Buffered Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stock issuer:	Taiwan Semiconductor Manufacturing Company Limited. The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”
Interest:	None
Bull market or bear market securities:	Bull market securities
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following that valuation date as postponed.

Denominations:	$1,000 per Buffered Security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date for determining the final share price.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each Buffered Security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for participation securities.

The adjustment factor for the underlying stock will be adjusted as follows:

1. If the underlying stock (or any shares of Taiwan Semiconductor Manufacturing Company Limited which underlie the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited (the “Taiwan Semiconductor Manufacturing Company Limited common shares”)) is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying stock or Taiwan Semiconductor Manufacturing Company Limited common shares; provided, however, that, with respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited, if (and to the extent that) Taiwan Semiconductor Manufacturing Company Limited or the depositary for such American depositary shares has adjusted the number of Taiwan Semiconductor Manufacturing

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Company Limited common shares represented by each American Depositary Share of Taiwan Semiconductor Manufacturing Company Limited so that the price of the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited would not be affected by such stock split or reverse stock split, no adjustment will be made to the adjustment factor.

2. If the underlying stock (or the Taiwan Semiconductor Manufacturing Company Limited common shares) is subject (i) to a stock dividend (issuance of additional shares of the underlying stock) that is given ratably to all holders of shares of the underlying stock or Taiwan Semiconductor Manufacturing Company Limited common shares, as applicable, or (ii) to a distribution of the underlying stock or Taiwan Semiconductor Manufacturing Company Limited common shares, as applicable, as a result of the triggering of any provision of the corporate charter of Taiwan Semiconductor Manufacturing Company Limited then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the underlying stock and (ii) the prior adjustment factor for the underlying stock; provided, however, that, with respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited, if (and to the extent that) the Taiwan Semiconductor Manufacturing Company Limited or the depositary for such American depositary shares has adjusted the number of Taiwan Semiconductor Manufacturing Company Limited common shares represented by each American Depositary Share of Taiwan Semiconductor Manufacturing Company Limited so that the price of the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited would not be affected by such stock dividend or stock distribution, no adjustment will be made to the adjustment factor.

3. If the underlying stock issuer issues rights or warrants to all holders of the underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Buffered Securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “base closing price”). Subject to the following sentence, if an Extraordinary Dividend occurs with respect to the underlying stock, the adjustment factor with respect to the underlying stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the Extraordinary Dividend Amount. If any Extraordinary Dividend Amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the amount payable at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to reference basket stocks in accordance with the procedures for a reference basket event as described in clause (c)(ii) of paragraph 5 below. The “Extraordinary Dividend Amount” with respect to an

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Extraordinary Dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on the underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. Any of the following shall constitute a “Reorganization Event”: (i) the underlying stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the underlying stock issuer completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer, respectively (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) the underlying stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of the underlying stock receive any equity security listed on a national securities exchange or traded on Nasdaq (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the amount payable at maturity with respect to the stated principal amount of each Security following the effective date for such Reorganization Event (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) and any required adjustment to the applicable adjustment factor will be determined in accordance with the following:

(a) if the underlying stock continues to be outstanding, the underlying stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor in effect on the third trading day prior to the scheduled maturity date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for the underlying stock, the number of shares of the New Stock received with respect to one share of that underlying stock multiplied by the adjustment factor for the underlying stock on the trading day immediately prior to the effective date of the Reorganization Event (the “New Stock Exchange Ratio”), as adjusted to the third trading day prior to the scheduled maturity date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i) if the combined value of the amount of Non-Stock Exchange Property received per share of the underlying stock, as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of that underlying stock is less than 25% of the closing price of the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, a number of shares of the underlying stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative closing prices of the underlying stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of the underlying stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the New Stock Adjustment Factor in subparagraph (b) above, as applicable, or

(ii) if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the closing price of the underlying stock on the trading day immediately prior to the effective date of the Reorganization Event or, if the underlying stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “reference basket event”), an initially equal-dollar weighted basket of three reference basket stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal

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to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event. The “reference basket stocks” will be the three stocks with the largest market capitalization among the stocks that then constitute the Russell 3000® Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the underlying stock issuer; provided, however, that a reference basket stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the securities with respect to such stock (a “Hedging Restriction”); provided further that if three reference basket stocks cannot be identified from the Russell 3000® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining reference basket stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the underlying stock issuer. Each reference basket stock will be assigned a basket stock adjustment factor equal to the number of shares of such reference basket stock with a closing price on the effective date of such Reorganization Event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

Following the allocation of any Extraordinary Dividend to reference basket stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the applicable Final Share Price used to calculate the amount payable at maturity with respect to the Stated Principal Amount of each Security will be the sum of:

(x) if applicable, the closing price of the underlying stock times the adjustment factor then in effect; and

(y) if applicable, for each New Stock, the closing price of such New Stock times the New Stock Adjustment Factor then in effect for such New Stock; and

(z) if applicable, for each reference basket stock, the closing price for such reference basket stock times the basket stock adjustment factor then in effect for such reference basket stock.

In each case, the applicable adjustment factor (including for this purpose, any New Stock Adjustment Factor or basket stock adjustment factor) will be determined by the calculation agent on the Valuation Date.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the allocation of any Extraordinary Dividend to reference basket stocks pursuant to paragraph 4 above or the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to the “underlying stock” under “—Some Definitions—Closing Price” and “—Market Disruption Event” shall be deemed to also refer to any New Stock or reference basket stock, and (ii) all other references in this pricing supplement to the “underlying stock” shall be deemed to refer to the Exchange Property upon whose value the Payment at Maturity is thereafter based and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or reference basket stock, unless the context otherwise requires. The New Stock Adjustment Factor(s) or basket stock adjustment factor resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

In the event that the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited are no longer listed on a primary U.S. securities exchange and the Taiwan Semiconductor Manufacturing Company Limited common shares are listed on a primary U.S. securities exchange, the calculation agent, in its sole discretion, will adjust the adjustment factor such that the product of the last reported sale price of the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited and the adjustment factor at the last time the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited were listed equals the product of the last reported

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sale price of the Taiwan Semiconductor Manufacturing Company Limited common shares and the adjusted adjustment factor at such time, and the Taiwan Semiconductor Manufacturing Company Limited common shares will take the place of the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited

In the event that Taiwan Semiconductor Manufacturing Company Limited or the depositary for the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited elects, in the absence of any of the events described in paragraph 1, 2, 3, 4 or 5 above, to change the number of the Taiwan Semiconductor Manufacturing Company Limited common shares that are represented by each American Depositary Share, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraph 2, 3, 4 or 5 above would result in a different adjustment with respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited than with respect to the Taiwan Semiconductor Manufacturing Company Limited common shares, the calculation agent will adjust the adjustment factor based solely on the effect of such event on the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited

If a reference basket event occurs, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the occurrence of such reference basket event and of the three reference basket stocks selected as promptly as possible and in no event later than five business days after the date of the reference basket event.

No adjustments to any adjustment factor (including for this purpose, any New Stock Adjustment Factor or basket stock adjustment factor) will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. Adjustments to the adjustment factor will be made up to the close of business on the Valuation Date.

No adjustments to any adjustment factor or method of calculating any adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor, any New Stock Adjustment Factor or basket stock adjustment factor or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to any adjustment factor, or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above, upon written request by any investor in the Buffered Securities.

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Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Buffered Securities. An alternative characterization of the Buffered Securities could materially and adversely affect the tax consequences of ownership and disposition of the Buffered Securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative

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treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stock, futures and/or options contracts on the underlying stock or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of the underlying stock on the pricing date, and, therefore, could increase the price at or above which the underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the underlying stock, futures or options contracts on the underlying stock or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of the underlying stock, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates will act as placement agents for the Buffered Securities and will receive a fee from the Issuer or one of its affiliates that will not exceed $10 per $1,000 stated principal amount of the Buffered Securities, but will forgo any fees for sales to certain fiduciary accounts.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at

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www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for participation securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Participation Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for participation securities or in the prospectus.

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